UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 19, 2016

GOLDEN MINERALS COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-13627	26-4413382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 Indiana Street, Suite 800

Golden, Colorado 80401

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code:  (303) 839-5060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Signature

Item 5.07                         Submission of Matters to a Vote of Security Holders.

Golden Minerals Company (the “Company”) held a special meeting of stockholders (the “Special Meeting”) on January 19, 2016 in Golden, Colorado. Of the 52,743,972 shares of common stock outstanding and which were entitled to vote as of the record date of November 24, 2015, 27,257,082 shares (51.68%) were present or represented by proxy at the Special Meeting.

As previously announced, the Company closed on a $5.0 million, one-year convertible loan with its stockholder The Sentient Group on October 27, 2015. At the Special Meeting, the Company’s stockholders approved the issuance of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), upon the conversion of the Senior Secured Convertible Note in favor of The Sentient Group. The Sentient Group voted its shares of Common Stock pro rata in the same percentages as the shares held by all stockholders (except The Sentient Group) were voted. The results of the voting on the matter submitted to the stockholders were as follows:

1.                                      Approval of the issuance of shares of the Company’s Common Stock upon the conversion of a Senior Secured Convertible Note in favor of the Company’s stockholder The Sentient Group.

Votes For	Votes Against	Abstentions
24,809,226	2,180,542	267,314

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 19, 2016

Golden Minerals Company

	By:	/s/ Robert P. Vogels
		Name:	Robert P. Vogels
		Title:	Senior Vice President and Chief Financial Officer